THERMOGENESIS CORP. NAMES HEALTHCARE INDUSTRY EXECUTIVE
CRAIG MOORE TO BOARD OF DIRECTORS

(RANCHO CORDOVA, CA), December 10, 2009—ThermoGenesis Corp. (NASDAQ: KOOL), a leading supplier of innovative products for processing and storing adult stem cells, said today that Craig W. Moore, who has more than three decades of healthcare industry experience, has been named to the Company’s board of directors. His appointment brings the Company’s total number of directors to six.

Moore is currently associated with several public and private healthcare companies as a consultant or board member. He was Chairman and Chief Executive Officer of Everest Healthcare Services Corporation, a provider of dialysis and contract services which included stem cell collection for hospitals and blood labs, which was acquired by Fresenius Medical Care AG in 2001. Before that, he held executive positions with two healthcare companies that were acquired by Everest. Moore also spent 13 years with American Hospital Supply/Baxter Healthcare, where he held senior management positions in sales, marketing and business development.

Moore currently serves as a director of NxStage Medical, a publicly held company that is a leading manufacturer of innovative dialysis products. He also served as a director of Bio Logic Systems Corp., a publicly traded diagnostic equipment company, for 14 years. His public company board experience includes serving as chair of both the audit and compensation committees. Moore was a Lieutenant Commander in the U.S. Navy and holds a B.A. in Business from Adrian College.

“We are fortunate to have someone of Craig’s stature joining our board. As an executive, he has a strong record of creating growth at healthcare companies, along with extensive experience in areas such as sales, marketing and business development that are important to ThermoGenesis. In addition, he has served as a director of other growing healthcare companies,” said J. Melville Engle, Chief Executive Officer of ThermoGenesis.

“I am excited to be associated with ThermoGenesis at this important juncture in the Company’s history. Mel and his team are executing a turnaround and have a solid growth strategy in place. I believe there is a significant opportunity for the application of stem cells in providing enhanced patient outcomes and creating new therapies. I look forward to providing counsel to the Company’s management as it realizes its growth objectives,” Moore stated.

About ThermoGenesis Corp.

ThermoGenesis Corp. (www.thermogenesis.com) is a leader in developing and manufacturing automated blood processing systems and disposable products that enable the manufacture, preservation and delivery of cell and tissue therapy products. These products include:

•	The BioArchive® System, an automated cryogenic device, is used by cord blood stem cell banks in more than 25 countries for cryopreserving and archiving cord blood stem cell units for transplant.

•	AXP® AutoXpress™ Platform (AXP), a proprietary family of automated devices that includes the AXP and the MXP™ MarrowXpress™ and companion sterile blood processing disposables for harvesting stem cells in closed systems. The AXP device is used for the processing of cord blood. GE Healthcare is the exclusive global distribution partner for the AXP cord blood product except for Central and South America, China (except Hong Kong), Russia/CIS and Japan, where ThermoGenesis markets through independent distributors. The MXP is used for isolating stem cells from bone marrow.

•	The Res-Q™ 60 BMC (Res-Q), a point of care system that is designed for bone marrow stem cell processing. This product was launched in July 2009.

•	The CryoSeal® FS System, an automated device and companion sterile blood processing disposable, is used to prepare fibrin sealants from plasma in about an hour. The CryoSeal FS System is approved in the U.S. for liver resection surgeries. The CryoSeal FS System has received the CE-Mark which allows sales of the product throughout the European community. Asahi Medical is the exclusive distributor for the CryoSeal System in Japan and the Company markets through independent distributors in Europe and South America.

This press release contains forward-looking statements, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors, including timing of FDA approvals, changes in customer forecasts, our failure to meet customers’ purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers’ products, introduction timing and acceptance of our new products scheduled for fiscal years 2010, and introduction of competitive products and other factors beyond our control, could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2010. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward-looking statements is set forth under the caption “Risk Factors” in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

ThermoGenesis Corp.
Web site: http://www.thermogenesis.com
Contact: Investor Relations
+1-916-858-5107, or
ir@thermogenesis.com